Exhibit 99.1

2Q26 Highlights Second Quarter 2026 Financial and Operational Highlights

To Our Shareholders: For the past two years, we have consistently focused on our goal to capture 10% of the global gaming market and an even greater share of the U.S. market. A goal of this magnitude requires a deliberate balance between managing near-term business performance and investing in the long-term growth opportunities central to our future: expanding our global audience, broadening our content offering, and deepening engagement for users and creators. Our Q2 performance reflects this balance. Our financial results saw continued topline growth and robust cash flow generation despite challenging prior year comparisons. Revenue grew 36% year-over-year to $1.5 billion.1 We generated $318 million in operating cash flow, up 60% year-over-year, and $294 million in free cash flow, up 66% year-over-year. Q2 daily active users (DAUs) and hours engaged (Hours) were largely in line with our expectations. That said, year-over-year bookings growth of 8%, landed at the low end of our guidance range.1 The bookings shortfall reflects a decline in per hour monetization most notably with younger cohorts in the U.S. and Canada. We believe the decline reflects a greater than expected shift of engagement from high monetizing, 2025-vintage viral games, to both new and evergreen games with lower hourly monetization. This underlying mix shift was compounded by changes in our Recommended for You (RFY) algorithm, which intentionally provides more impressions for highly retentive games at the expense of near term monetization, and in Q2 the near-term impact on younger cohorts has been larger than we anticipated. Our internal testing tells us that, over time, longer retention should overcome a reduction in hourly monetization. Monetization was also negatively impacted by disabling the sale of cross-experience game passes, albeit to a lesser degree. Despite near-term monetization headwinds, our platform is more diversified than ever and we continue to observe a consistent velocity of new top titles. We reached over 120 million DAUs in the quarter who spent over 29 billion Hours on our platform. We saw new user sign-up activity 1 On a constant currency basis, revenue was up 36%year-over-year and bookings was up 7% year-over-year. Constant currency is calculated by converting our current period bookings and associated revenue generated from current period bookings into U.S. dollars using the comparative prior period’s monthly exchange rates for our non-USD currencies, rather than the actual average exchange rates in effect during the current period. By adjusting revenue and bookings for constant currency, we are able to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. 2 improve throughout the quarter, benefitting from normal seasonality and the reinstatement of Roblox in Russia. Retention of existing users remained stable relative to historical periods.

We also made progress on several important initiatives including increasing age-check penetration (now at 57%), the successful rollout of Roblox Kids and Select accounts, and improvements in on-platform communications. On the creator front, we have now launched the planned increase in the Developer Exchange (DevEx) rate rewarding in-game spend from over 18 (O18) users in the U.S.

With nearly 4% of global gaming revenue running through Roblox and a vertically integrated platform that unifies discovery, a deeply capable game engine, world-class safety, and a robust economy, Roblox is uniquely positioned to capture 10% of the global gaming market. This starts with a re-imagined Roblox homepage that brings video discovery and creation to our users with five tabs: Home. Moments. Build. Chat. Me. We've recently announced several other platform updates in support of this vision:

- **Expanding Content by Removing Limits:** We are unlocking a large and growing segment of the gaming market by targeting 2D, in addition to high fidelity games.
- **Fueling Discovery with Moments:** We are optimizing our discovery algorithm and bringing curated digital entertainment directly onto the Roblox home screen.
- **Connecting All Users with Safety and Civility:** Our world-class safety infrastructure will support integrated voice, video, and text communications on Roblox.
- **Using AI to Turn Everyone into a Builder:** Build will bring prompt-based game creation to over 120 million DAUs directly in the Roblox mobile app, enabling game creation with no coding experience.

In today's letter, we will provide additional details on Q2 results, changes to our financial outlook, and the growth initiatives that will power the future of the Roblox platform.

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Expanding Content by Removing Limits

Today, the global gaming market is approximately $200 billion annually, with the O18 segment accounting for roughly 80% of total spend. Expanding our presence with older audiences is central to our goal of capturing 10% of the market, and we continue to make progress. In Q2, O18 users represented 27% of DAUs who have age checked, while in the U.S. O18 users represented approximately one-third of age-checked DAUs.[2] DAUs and Hours for the U.S. O18 cohorts are growing 32% and 27% year-over-year, respectively, led by 42% growth in DAUs and 37% growth in Hours for the 18–34 cohort.[3] Importantly, U.S. O18 users monetize over 50% higher than U18 users.[3] To better serve this user base and continue to drive its growth, we are expanding the technological capabilities of the platform to support the full spectrum of gaming: from high-fidelity, multi-player 3D to single-player 2D gaming and everything in between.

Bringing 2D Gaming to Roblox. 2D mobile gaming represents a large and growing share of the global gaming market—particularly among players over 25. In fact, 2D gaming accounts for approximately one-third of the U.S. gaming market. While we continue to push the frontier of high-fidelity, 3D gaming, we are simultaneously upgrading our platform and engine to support 2D, single-player, offline, and turn-based games on any device. Combined with our ability to reach and engage audiences, supported by new innovations like Build, this expansion into 2D gaming positions us to capture a greater share of the O18 cohort.

AI-Powered Photorealistic Gaming with Roblox Reality. We are continuing to push the technological frontier toward photorealistic multiplayer gaming with Roblox Reality. To accelerate this work, we acquired Morpheus AI, the company that pioneered Self Forcing and pixel-latent world models that turn slow, offline video models into fast, interactive, real-time generation engines. These technological advancements strengthen our ability to bring Roblox Reality to life. This foundational, multi-year bet expands what is possible on Roblox and widens our competitive moat.

Accelerating Novel Game Creation. In June, we rolled out a targeted DevEx rate increase to incentivize novel game creation and we finalized our first incubator cohort, including 26 teams focused on building novel content. Over the next six months, Roblox will work with these teams providing hands-on mentorship and both on-platform and off-platform user acquisition support.

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[2] As of the seven days ended June 30, 2026, on a global basis, 35% of users who have age-checked are under 13, 38% are between the ages of 13 and 17, and 27% are O18.
[3] See "Special Note Regarding Age-Check" for additional details.

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This quarter we also signed new partnerships with renowned game developers to bring popular game franchises on desktop, console, and mobile to Roblox. We believe titles from these studios will set new standards for visual fidelity and gameplay depth on Roblox, and will engage both our existing users and attract new audiences. Game launches from these partners will come later this year and on a rolling basis throughout 2027 and beyond. Fueling Discovery with Moments Discovery is an important lever supporting growth on our platform. With millions of games and over 120 million DAUs, the way we connect players to the right content shapes the health of our entire ecosystem. We fundamentally believe that optimizing for long-term retention increases the lifetime value of our users: players who stay longer return more often, bring their friends, and engage more deeply—fueling the Roblox flywheel. Reimagining Moments.We are reimagining and relocatingMoments. What began as a feed for gameplay clips is evolving into a native, homepage tab in the Roblox app featuring an expanding diversity of short form video content designed to enable users to discover new games and see updates to their favorite games. By embedding this content directly on the homepage via carousels and contextual video, we are creating a frictionless bridge from passive viewing to active play in a single tap. Roblox content surpassed one trillion all-time views on YouTube as of the end of 2025, demonstrating enormous demand that has historically lived off-platform. When Roblox content is viewed on our platform, we can directly link the discovery process to gameplay. Over time, this will better position Moments as both a high-conversion discovery tool and a premium advertising surface for brand partners and content creators. Moments will initially be available for age-checked users over 16 in select markets, with plans to safely expand to the under 16 audience over time. Moments is also increasingly powerful alongside Build. As AI helps expand the volume of user-generated games on our platform, discovery becomes more important than ever. Watching a game in action and then playing it with one tap creates a unique path to discovery for a wave of new content from Build. Together, Moments and Build fuel our growth flywheel where more content and richer discovery drive deeper engagement and retention. Updated RFY Algorithm.In April, we began deploying updates to our discovery engine, specifically our “Recommended For You” algorithm, to optimize for long-term player retention. The system now evaluates player behavior over a 28-day window – up from 7 days – incorporating new 5 signals like play through rate and first play bounce rate,4 together with spend days and Robux spent per user. Early results confirm a positive lift to long-term retention and engagement. We are continuing to optimize our discovery algorithm using regionalized age-check data to further refine recommendations and better surface relevant content to specific age cohorts. Connecting All Users with Safety and Civility Roblox continues to push forward on setting the Global Standard for healthy, safe, and age-appropriate digital engagement. In 2026, we have taken significant steps towards this goal with the global rollout of proactive age-checks to access communications in January and Roblox Kids and Select age-based accounts in June. We also continue to refine our AI-powered text and voice moderation systems to help maintain high levels of safety for all users on our platform. Driving Steady Progress in Age-Check Penetration.By the end of Q2, 57% of global DAUs have age-checked, led by strong execution in developed countries. Specifically, the U.S. and Australia surpassed 70% penetration—advancing toward our 90% long-term goal. APAC also saw a meaningful uptick as we modified Verified Parental Consent (VPC) requirements in some countries. In Indonesia, for example, the age-check penetration rate saw a double digit percentage increase in Q2. Notably, age-check penetration rates with U18 users are 60% globally and 75% in the U.S. Kids & Select Accounts Enhance Age-Appropriate Games.In June, we introduced age-based accounts to better align content access with communication settings and parental controls, fostering a safer environment for users of all ages. To date, the short-term impact from Kids and Select on engagement and bookings has been in line with our expectations, and we have seen an increase in age-check penetration in younger cohorts. The catalog of content available to younger users continues to expand rapidly: Kids and Select accounts now offer access to about 30,000 games, representing a nearly 50% increase since launch. Safe Multi-Modal Communications.We have started tosee improvement in on-platform communications, though we still have more work to do to drive on-platform communications above pre-age check levels. Following last quarter’s reduction in on-platform communication, we are executing a multi-modal roadmap across text, voice, and video to increase chat density and improve player experience. 4 Play through rate represents the percentage of players who, when shown a game icon on “Recommended For You”, press the Play button and join the game. First play bounce rate represents the percentage of users who launch a specific game for the very first time and exit (bounce) within a short initial threshold—typically under 30 to 90 seconds—without engaging in meaningful gameplay. 6

In May, we shipped **Global Chat**, which scaled to an average of 30 million daily messages in June. July's rollout of **Quick Words** is already generating over five million safe, effortless gameplay coordinating messages per day. We will build on this momentum with the launch of several new communication tools. As a first step, in Q3 we are deploying **In-Experience Friends Chat**, which brings real-time text messaging directly into a game. By moving friends chat directly into the main chat window, users can easily switch between server chat, global chat, and friends chat without leaving their game. Together, these tools are aimed at keeping players seamlessly connected within our native ecosystem. **Voice Typing** is a speech to text feature that uses Roblox's speech AI models to seamlessly allow users to chat with other users in the server without slowing down game play. **Integrated Voice Calls** will enable users to initiate real-time, high-fidelity voice communications directly within the Roblox app.

Longer term, our vision is to become the definitive platform for interactive entertainment, play, and connection. Today, co-play (playing together with friends) drives a large share of playtime on Roblox, yet we believe a significant portion utilizes off-platform communication tools which may not align with our safety standards. Our roadmap includes a plan to provide users the option to video chat with friends or stream with their Roblox avatar. Because the calls will originate within the Roblox app and accompany users as they move between games, they deliver a safer, richer, more immersive connection than any off-platform alternative.

Leveraging AI to Turn Everyone into a Builder

Roblox was founded on a simple premise: "You Make the Game." For two decades, we have pushed technological boundaries to make it easier for creators to bring their ideas to life. Today, AI is democratizing game creation – enabling more users to build than ever before.

Build: Prompt-Based Game Creation for All Users. Earlier this month, we announced Build, a new mobile-first creation tab in the Roblox app. Powered by open-source and proprietary Roblox models, Build enables users, regardless of development experience, to turn a set of prompts into a playable game by automatically handling complex mechanics, coding, and analytics. We recently launched a public alpha in New Zealand for users aged 9+, with plans for a broader rollout in coming months. A base tier of Build is available at no cost, with paid tiers for power users. Empowering every user to become a creator enables more content creation, driving deepening engagement, and further fueling the Roblox flywheel. While Build is early in its rollout, the technology is advancing rapidly and the quality of games created during internal testing has been

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impressive. You can see several examples of live gameplay from Build - we can't wait for what's to come.

AI Momentum and Adoption. Creator use of AI tools is scaling rapidly, with adoption rates among our top 1,000 and top 10,000 creators by Robux spent up approximately 15 percentage points quarter over quarter. Enhancements to our AI-native Studio helped drive a 20% sequential increase in creators using our agentic Studio Assistant. Additionally, in a survey of several thousand Roblox creators who use AI for development work, 95% said AI speeds up their timeline to launch new games or game updates into production, of which nearly half experienced an over 50% acceleration in publishing timeline. These advancements reinforce our vision to redefine the future of Play—freeing creators from tedious technical work so they can focus on high-value creative design. Adoption of our 3D generative AI tools continues to scale. Creators are now generating over 60,000 3D assets per day and nearly 1,400 games use Cube-generated content daily—early evidence that these tools are gaining traction with creators ranging from emerging developers to some of the platform's largest experiences.

> "A year ago I was coding everything manually (> 90%). Now it's more like 60/40 — AI handles the tedious stuff so I can focus on what I actually enjoy building."
>
> ***Nikilis***, *Murder Mystery 2*


MURDER
MYSTERY

Advanced Creator Agents. Over the next several months, we are shipping a suite of professional AI agents across Build and Studio to further streamline development: 1) Playtesting Agent automates QA and bug detection, eliminating the need for manual testing, 2) Analytics Agent provides creators performance insights via natural language queries, and 3) Experiment Agent recommends targeted A/B tests to optimize engagement, retention, and monetization.

Key Metrics and Financials: Q2 2026

Users & Engagement. DAUs grew 10% year-over-year to 123 million and Hours grew 5% year-over-year to 29 billion despite challenging prior year comparables. In June, Roblox was reinstated in Russia. This had a modest benefit to sequential DAUs and Hours trends, though it remained an approximate three percentage point headwind to year-over-year growth in DAUs and Hours, as we were unblocked in Russia late in the quarter.

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We continued to see strong international growth. For example, DAU growth in Japan and India was 67% and 64% year-over-year, respectively, while DAUs in the U.S. and Canada grew 6% year-over-year. Similar to user growth, Hours in Japan and India grew 61% and 59% year-over-year, respectively, while Hours in the U.S. and Canada grew 1%, reflecting challenging prior year comparables.

Content Diversity. We continued to see a broadening of content across the platform; our updated search and discovery algorithm has helped new games like *Animal Hospital*, *Grow a Garden 2, and Kick a Lucky Block* quickly move from initial release to top experiences. The long tail of content showed continued strength, as experiences outside of the top 10 saw 25% year-over-year growth in Hours and greater than 20% year-over-year growth in Robux spend.

Overall, our platform today is more diversified than ever and content breadth has improved significantly. In Q2, our top 10 games accounted for about 20% of Hours, down from 30% in the same time period three years ago.

Monetization. Overall, average monthly unique payers (MUPs) increased to 27 million, up 15% year-over-year. We continued to see solid payer growth in international markets, as MUPs outside of the U.S. and Canada grew 23% year-over-year. While payer growth was strong, monetization in the quarter reflects the impact of changes to our discovery algorithm, which resulted in a mix-shift towards lower monetizing content.

Cost Components.

	As a % of Revenue			As a % of Bookings		
	Q2 2026	**Q2 2025**	**bps Change(A)**	**Q2 2026**	**Q2 2025**	**bps Change(A)**
Cost of Revenue	20%	22%	(190)	NM(B)	NM(B)	NM(B)
Developer Exchange Fees	25%	29%	(460)	23%	22%	130
Certain Infrastructure and Trust & Safety Expense	16%	14%	190	15%	11%	450
Personnel Costs excl. Stock-Based Compensation Expense	19%	23%	(330)	18%	17%	120

(A) Change is calculated using precise figures and may not sum based on the rounded percentages presented.
(B) Cost of revenue as a percentage of bookings is not meaningful as the vast majority of these costs are deferred and will be recognized over the estimated average lifetime of a paying user, which was 27 months for both Q2 2026 and Q2 2025.

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● Cost of revenue grew 24% year-over-year, totaling $292 million. In Q2 2026, the share of bookings from lower-cost platforms grew relative to the prior year, resulting in lower payment processing fees in the current period as a percentage of bookings. ● Developer Exchange (DevEx) fees grew 15% year-over-year, totaling $363 million. The growth in DevEx fees reflected the increase to creator earnings we announced on September 5, 2025. ● Certain Infrastructure and Trust & Safety expenses grew 54% year-over-year, totaling $236 million. The increase was driven by an increase in AI-related investments, as well as higher costs related to trust and safety, including safety-related marketing. ● Personnel costs excluding stock-based compensation expenses grew 16% year-over-year, totaling $283 million, driven by an increase in headcount compared to the same period a year ago. Consolidated net loss & Adjusted EBITDA.Consolidated net loss was $185 million, compared to $280 million in Q2 2025. Adjusted EBITDA was $152 million, compared to $18 million in Q2 2025. Adjusted EBITDA excludes adjustments for an increase in deferred revenue of $99 million and a decrease in deferred cost of revenue of $9 million, or a total change in deferrals of $108 million in Q2 2026 compared to a total change in net deferrals of $301 million in Q2 2025. Cash Flow.Operating cash flow was $318 million in Q2 2026 compared to $199 million in Q2 2025, and free cash flow totaled $294 million in Q2 2026 compared to $177 million in Q2 2025. As a reminder, operating and free cash flow in Q2 2025 included a $30 million payout to a creator that was delayed from Q1 2025. Total cash, cash equivalents, and investments was $6.1 billion as of June 30, 2026, an increase of $1.4 billion compared to the previous year’s balance. Share Repurchase Program.On May 19, 2026, we announced that our Board of Directors authorized the repurchase of up to $3 billion of our common stock with the intent to repurchase $1 billion over the twelve months following the date of the announcement. The program is designed to partially offset dilution from employee equity grants while also preserving flexibility to invest in future growth opportunities. In Q2 2026, we repurchased 8.2 million shares for approximately $380 million. Share Count.Our fully diluted share count was 752 million shares as of June 30, 2026, an increase of 2% compared to the previous year. Equity is an important part of hiring and retaining exceptional people and we will continue to strike a balance between dilution and the key value drivers in our business, namely bookings and free cash flow growth. 10

GAAP Accounting & Profitability.For GAAP accounting, the vast majority of the Q2 bookings and associated payment processing fees are deferred and will be recognized as revenue and cost of revenue, respectively, over the estimated average lifetime of a paying user, which was 27 months during Q2 2026. Meanwhile, our other operating costs, which include DevEx fees, personnel costs, and certain infrastructure and trust & safety expenses, are recognized during the period. Guidance Our conviction in the ability to deliver 20%+ compounded top line growth over the long term has not changed. As we’ve said before, the trajectory of this growth will be non-linear due to the inherent variability of our business and the timing of investment necessary to scale. For example, in 2026, we are making foundational platform changes across safety and discovery and we are investing aggressively in AI-enablement for creators – all of which leads to a wider range of outcomes for the full year. In light of these changes, we are accelerating our previously announced transition to quarterly-only guidance by one quarter, issuing guidance for Q3, but not the full year. Given our long-term focus we do not believe annual guidance is a helpful tool for investors. For Q3 2026, we expect revenue to increase by 4% to 10% year-over-year, and bookings to decline 14% to 18% year-over-year5. We expect a sequential increase in DAUs, benefitting from seasonality and our recent discovery algorithm changes, though monetization softness observed in Q2 is expected to persist in Q3. Given our expectations for Q3 bookings, we expect fixed cost deleveraging. Additionally, we anticipate incremental investments in infrastructure to support AI-related initiatives like Build, Roblox Reality, and Moments. In Q3 2026, we expect operating cash flow in the range of $110 million to $175 million and free cash flow in the range of $(60) million to $5 million, including previously disclosed back-half loaded capital expenditures. Our Q3 operating and free cash flow expectations include an approximate $40 million year-over-year headwind to working capital related to the timing of creator payouts. 5 Revenue is expected to grow year-over-year despite an expected decline in bookings reflecting our GAAP revenue recognition policy, whereby the vast majority of bookings are recognized as revenue over 27 months. As a result, Q3 2026 revenue includes flow-through from prior period bookings, particularly elevated bookings throughout 2025. 11

Guidance Q3 2026 ($ in millions) Low High Revenue(A) $ 1,413 $ 1,490 YoY % 4% 10% Bookings(A) $ 1,576 $ 1,653 YoY % (18)% (14)% Consolidated net loss(B) $ (348) $ (307) Adjusted EBITDA $ — $ 41 Total net increase in deferred revenue and deferred cost of revenue $ 158 $ 158 Net cash and cash equivalents provided by operating activities $ 110 $ 175 Capital expenditures and purchases of intangible assets $ (170) $ (170) Free cash flow(A) $ (60) $ 5 YoY % NM (99)% (A) The reconciliations from revenue to bookings, consolidated net loss to Adjusted EBITDA, and operating cash flow to free cash flow are provided in the following section GAAP to Non-GAAP Reconciliations. Our revenue guidance assumes that there are no material changes in estimates used in revenue recognition, such as the estimated consumable/durable allocation of virtual goods purchased on the platform and the estimated average lifetime of a paying user. (B) Consolidated net loss guidance excludes loss contingency accruals, given the inherent uncertainty in estimates of future probability and/or range of loss based on the facts and circumstances that exist as of July 30, 2026. 12

Roblox CorporationFinancial Statements ROBLOX CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS Unaudited ($ in millions) As of June 30, 2026 December 31, 2025 Assets Current assets: Cash and cash equivalents $ 991 $ 1,205 Short-term investments 2,023 1,850 Accounts receivable—net of allowances 498 901 Prepaid expenses and other current assets 139 109 Deferred cost of revenue, current portion 883 833 Total current assets 4,534 4,898 Long-term investments 3,070 2,493 Property and equipment—net 823 885 Operating lease right-of-use assets 689 651 Deferred cost of revenue, long-term 421 448 Intangible assets, net 20 18 Goodwill 163 143 Other assets 25 21 Total assets $ 9,745 $ 9,557 Liabilities and Stockholders’ equity Current liabilities: Accounts payable $ 24 $ 65 Accrued expenses and other current liabilities 479 396 Developer exchange liability 421 496 Deferred revenue—current portion 4,596 4,169 Total current liabilities 5,520 5,126 Deferred revenue—net of current portion 2,308 2,337 Operating lease liabilities 669 643 Long-term debt, net 1,009 993 Other long-term liabilities 110 83 Total liabilities 9,616 9,182 Stockholders' equity Common stock —* —* Additional paid-in capital 5,661 5,438 Accumulated other comprehensive income/(loss) (19) 17 Accumulated deficit (5,490) (5,061) Total Roblox Corporation stockholders' equity 152 394 Noncontrolling interest (23) (19) Total stockholders' equity 129 375 Total liabilities and stockholders' equity $ 9,745 $ 9,557 * Amounts round to zero. 13

ROBLOX CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Unaudited ($ in millions, except number of shares which are in thousands, and per share amounts) Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Revenue $1,469 $1,081 $2,911 $2,116 Costs and expenses: Cost of revenue(1) 292 236 586 461 Developer exchange fees 363 316 786 598 Infrastructure and trust & safety 363 261 687 503 Research and development 420 385 842 759 General and administrative 199 152 408 271 Sales and marketing 61 53 125 101 Total cost and expenses 1,698 1,403 3,434 2,693 Loss from operations (229) (322) (523) (577) Interest income 59 49 114 95 Interest expense (10) (11) (20) (21) Other income/(expense), net (3) 5 (1) 9 Loss before income taxes (183) (279) (430) (494) Provision for/(benefit from) income taxes 2 1 3 2 Consolidated net loss (185) (280) (433) (496) Net loss attributable to the noncontrolling interest (2) (2) (4) (3) Net loss attributable to common stockholders $ (183) $ (278) $ (429) $ (493) Net loss per share attributable to common stockholders, basic and diluted $ (0.26) $ (0.41) $ (0.60) $ (0.73) Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted 716,767 684,837 714,246 678,307 (1) Depreciation of servers and infrastructure equipment included in infrastructure and trust & safety. 14

ROBLOX CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS Unaudited ($ in millions) Three Months Ended June 30, Six Months Ended June 30, 2026 2025 2026 2025 Cash flows from operating activities: Consolidated net loss $(185) $(280) $(433) $(496) Adjustments to reconcile consolidated net loss to net cash and cash equivalents provided by operating activities: Depreciation and amortization expense 65 54 126 108 Stock-based compensation expense 282 285 557 544 Operating lease non-cash expense 34 30 66 60 Accretion on marketable securities, net (11) (15) (23) (34) Other adjustments (3) 5 (11) 5 Changes in operating assets and liabilities, net of effect of acquisitions: Accounts receivable 41 (123) 407 87 Prepaid expenses and other current assets (7) (12) (34) (24) Deferred cost of revenue 8 (63) (24) (93) Other assets 4 (2) (1) (7) Accounts payable 2 (6) (32) 12 Accrued expenses and other current liabilities 15 13 68 8 Developer exchange liability (3) (32) (75) (25) Deferred revenue 99 363 401 538 Operating lease liabilities (37) (28) (72) (53) Other long-term liabilities 14 10 27 13 Net cash and cash equivalents provided by operating activities 318 199 947 643 Cash flows from investing activities: Acquisition of property and equipment (22) (23) (55) (40) Purchases of intangible assets (2) — (2) — Payments related to business combinations, net of cash acquired (6) — (6) — Purchases of investments (966) (1,441) (2,983) (2,611) Maturities of investments 569 809 1,649 1,809 Sales of investments 284 260 577 412 Other investing activities 1 — 3 — Net cash and cash equivalents used in investing activities (142) (395) (817) (430) Cash flows from financing activities: Proceeds from issuance of common stock 3 27 34 64 Repurchases of common stock (375) — (375) — Net cash and cash equivalents provided by (used in) financing activities (372) 27 (341) 64 Effect of exchange rate changes on cash and cash equivalents (1) 5 (3) 6 Net increase/(decrease) in cash and cash equivalents (197) (164) (214) 283 Cash and cash equivalents Beginning of period 1,188 1,159 1,205 712 End of period $991 $995 $991 $995 15

Forward-Looking Statements This letter and the live webcast and Q&A session which will be held at 1:30 p.m. Pacific Time/4:30 p.m. Eastern Time on Thursday, July 30, 2026 contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our vision to connect one billion users with optimism and civility, our vision to reach 10% of the global gaming content market, our efforts to improve the Roblox platform, our trust and safety efforts, including our efforts to expand age-checking ofusers, our goal to drive the percentof users that have age-checked up, and our efforts related to Roblox Kids and Roblox Select,our investments in AI-powered initiatives, including Roblox Reality, Build, and other AI tools for creators, our efforts related to growing our global audience and broadening our content offering, including through 2D and novel games expansion, our efforts to improve creator economics, our partnership efforts, our efforts to improve discovery and communication engagement on platform, including through our search and discovery algorithm, Moments, and multi-modal communications, our efforts related to our subscription model, our efforts toward advertising on the platform, our efforts regarding user acquisition and retention, our recent and anticipated product launches,our business, product, strategy, and user growth, our investment strategy, including opportunities for and expectations of improvements in financial and operating metrics, including operating leverage, margin, free cash flow, operating expenses, and capital expenditures, our expectation of successfully executing such strategies and plans, our expectations of future net losses and net cash and cash equivalents provided by operating activities, our expectations regarding our share repurchase program, statements by our Chief Executive Officer and Chief Financial Officer, and our outlook and guidance for the third quarter 2026. These forward-looking statements are made as of the date they were first issued and were based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “vision,” “envision,” “evolving,” “drive,” “anticipate,” “intend,” “maintain,” “should,” “believe,” “continue,” “plan,” “goal,” “opportunity,” “estimate,” “predict,” “may,” “will,” “could,”“hope,” “target,” “project,” “potential,” “might,” “shall,” “contemplate,”“would,” and “initiative” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our annual reports on Form 10-K, our quarterly reports on Form 10-Q, and other filings and reports we make with the SEC from time to time. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents and investments to meet our liquidity needs, including the repayment of our senior notes; the demand for our platform in general; our ability to sustain virality of games on our platform; the seasonality of our business and the impact of viral games; our ability to retain and increase our number of users and creators, while adequately scaling our infrastructure as engagement increases; changes in the average lifetime of a paying user; the impact of inflation, tariffs, and global economic 16 conditions on our operations; the impact of changing legal and regulatory requirements on our business; our ability to develop enhancements to our platform, and bring them to market in a timely manner; our ability to develop and protect our brand; any misuse of user data or other undesirable activity by third parties on our platform; our ability to maintain the security and availability of our platform; our ability to detect and minimize unauthorized use of our platform; the impact of our trust and safety efforts on our ability to attract and retain users and creators; and the impact of AI on our platform, users, and creators. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from our expectations is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements included in this letter represent our views as of the date of this letter. We anticipate that subsequent events and developments will cause our views to change. However, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this letter. Special Note Regarding Operating Metrics Additional information regarding our core financial and operating metrics disclosed above is included in the reports we have filed or will file with the SEC, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q and our supplemental materials, available at ir.roblox.com. We encourage investors and others to review these materials in their entirety. Special Note Regarding Age-Check In the first quarter of 2026, we transitioned from self-reported age data to ‘age-checked’ data. All age-checked metrics included herein are estimates derived from limited information and evolving methodologies and are not directly comparable to historical self-reported data. Age-check penetration is an average based on the last seven days of the quarter. Additionally, certain demographic data presented are estimates based on extrapolation from data on users who have undergone age-checks, which may not be representative of actual age demographics on the platform. For example, for certain metrics we have applied the demographic distribution of our current 'age-checked' DAUs to our 'non-age-checked' DAUs to estimate growth and monetization rates for our U.S. O18 and 18–34 DAUs compared to other age cohorts. Extrapolated results may not fairly represent the actual demographic split or engagement and monetization levels of the ‘non-age-checked’ DAUs. 17

Non-GAAP Financial Measures This letter contains the following non-GAAP financial measures: bookings, Adjusted EBITDA, and free cash flow. We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP. Reconciliation tables of the most comparable GAAP financial measure to each non-GAAP financial measure used in this letter are included at the end of this letter. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measures. Bookingsrepresent the sales activity in a given periodwithout giving effect to certain non-cash adjustments, as detailed below. Substantially all of our bookings are generated from sales of virtual currency, which can ultimately be converted to virtual items on the Roblox platform. Sales of virtual currency reflected as bookings include one-time purchases or monthly subscriptions purchased via payment processors or through prepaid cards. Bookings are initially recorded in deferred revenue and recognized as revenues over the estimated period of time the virtual items purchased with the virtual currency are available on the Roblox platform (estimated to be the average lifetime of a paying user) or as the virtual items purchased with the virtual currency are consumed. Bookings also include an insignificant amount from advertising and licensing arrangements. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Over the long term, the factors impacting our revenue and bookings trends are the same. However, in the short term, there are factors that may cause revenue and bookings trends to differ. 18

Adjusted EBITDArepresents our GAAP consolidated net loss, excluding interest income, interest expense, other (income)/expense, net, provision for/(benefit from) income taxes, depreciation and amortization expense, stock-based compensation expense, and certain other non-routine adjustments. We believe that, when considered together with reported GAAP amounts, Adjusted EBITDA is useful to investors and management in understanding our ongoing operations and ongoing operating trends. Our definition of Adjusted EBITDA may differ from the definition used by other companies and therefore comparability may be limited. Free cash flowrepresents the net cash and cash equivalentsprovided by operating activities, less purchases of property and equipment and intangible assets acquired through asset acquisitions. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash and cash equivalents generated from our core operations that, after the purchases of property and equipment, and intangible assets acquired through asset acquisitions, can be used for strategic initiatives. 19

GAAP to Non-GAAP Reconciliations Note: Due to rounding, numbers presented throughout this letter may not add up precisely to the totals provided. The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings, for each of the periods presented (in millions, unaudited): Three Months Ended June 30, Six Months Ended June 30, Reconciliation of revenue to bookings: 2026 2025 2026 2025 Revenue $1,469 $1,081 $2,911 $2,116 Add (deduct): Change in deferred revenue 99 365 398 543 Other (11) (8) (21) (14) Bookings $1,557 $1,438 $3,288 $2,645 The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA, for each of the periods presented (in millions, unaudited): Three Months Ended June 30, Six Months Ended June 30, Reconciliation of consolidated net loss to Adjusted EBITDA: 2026 2025 2026 2025 Consolidated net loss $(185) $(280) $(433) $(496) Add (deduct): Interest income (59) (49) (114) (95) Interest expense 10 11 20 21 Other (income)/expense, net 3 (5) 1 (9) Provision for/(benefit from) income taxes 2 1 3 2 Depreciation and amortization 65 54 126 108 Stock-based compensation expense 282 285 557 544 Legal settlement expenses(A) 34 — 91 — Other charges — 2 — 2 Adjusted EBITDA $152 $18 $251 $76 (A) Includes legal expenses related to settlements and settlement negotiations with certain states regarding youth-related consumer protection and digital safety matters. The Company has determined that these matters arise outside of the ordinary course of business, have limited historical precedent, are unpredictable in their magnitude, scope, and timing, and as a result are distinct from routine expenses incurred in ongoing operations. 20

The following table presents a reconciliation of net cash and cash equivalents provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow, for each of the periods presented (in millions, unaudited): Three Months Ended June 30, Six Months Ended June 30, Reconciliation of net cash and cash equivalents provided by operating activities to free cash flow: 2026 2025 2026 2025 Net cash and cash equivalents provided by operating activities $318 $199 $947 $643 Add (deduct): Acquisition of property and equipment (22) (23) (55) (40) Purchases of intangible assets (2) — (2) — Free cash flow $294 $177 $890 $604 21

Forward Looking Guidance6: GAAP to Non-GAAP Financial Measures Reconciliations The following table presents a reconciliation of revenue, the most directly comparable financial measure calculated in accordance with GAAP, to bookings (in millions): Guidance Three Months Ended September 30, 2026 Reconciliation of revenue to bookings: Low High Revenue $ 1,413 $ 1,490 Add (deduct): Change in deferred revenue 173 173 Other (10) (10) Bookings $ 1,576 $ 1,653 The following table presents a reconciliation of consolidated net loss, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA (in millions): Guidance Three Months Ended September 30, 2026 Reconciliation of consolidated net loss to Adjusted EBITDA: Low High Consolidated net loss(A) $ (348) $ (307) Add (deduct): Interest income (50) (50) Interest expense 11 11 Provision for/(benefit from) income taxes 2 2 Depreciation and amortization 75 75 Stock-based compensation expense 310 310 Adjusted EBITDA $ — $ 41 (A) Consolidated net loss guidance excludes loss contingency accruals, given the inherent uncertainty in estimates of future probability and/or range of loss based on the facts and circumstances that exist as of July 30, 2026. 6 Our revenue guidance assumes that there are no materialchanges in estimates used in our revenue recognition, such as the estimated consumable/durable allocation of virtual goods purchased on the platform and the estimated average lifetime of a paying user. 22

The following table presents a reconciliation of net cash and cash equivalents provided by operating activities, the most directly comparable financial measure calculated in accordance with GAAP, to free cash flow (in millions): Guidance Three Months Ended September 30, 2026 Reconciliation of net cash and cash equivalents provided by operating activities to free cash flow: Low High Net cash and cash equivalents provided by operating activities $ 110 $ 175 Add (deduct): Acquisition of property and equipment (170) (170) Free cash flow $ (60) $ 5 23